Exhibit 99.1

News Release

Date: May 7, 2015

American Homes 4 Rent Reports First Quarter 2015 Financial and Operating Results

AGOURA HILLS, California—American Homes 4 Rent (NYSE: AMH), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter ended March 31, 2015.

Highlights

•

Core Funds from Operations (“Core FFO”) (as defined) for the first quarter of 2015 were $41.9 million, or $0.16 per FFO share, which represents a 33.3% increase per FFO share, compared to $28.1 million, or $0.12 per FFO share, for the same period in 2014.

•	Net Operating Income from leased properties (“NOI”) for the quarter ended March 31, 2015, was $76.5 million, a 60.1% increase from $47.7 million for the quarter ended March 31, 2014.

•

Total portfolio increased by 1,989 homes to 36,588 as of March 31, 2015, from 34,599 as of December 31, 2014. As of March 31, 2015, the Company had 31,183 leased properties, an increase of 2,933 leased properties from December 31, 2014.

•	Continued solid leased percentage of 93.4% of properties that have been previously leased or rent-ready for more than 90 days and a total portfolio leased percentage of 85.2%.

•	Maintained strong tenant renewal rate of 79.2% for the first quarter of 2015.

•

Completed securitization transaction in March 2015, which raised gross proceeds of $552.8 million, with a duration-adjusted weighted-average coupon rate of 4.14% for a 30 year term, with an anticipated repayment date after 10 years.

“We are pleased with our continued growth and strong operating results for the first quarter of 2015. Our outlook for the remainder of the year is optimistic as we project growth in revenue and operating results, as we stabilize our portfolio’s occupancy and drive rental rates,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer.

First Quarter 2015 Financial Results

Total revenues increased 70.5% to $131.7 million for the first quarter of 2015 from $77.3 million for the first quarter of 2014. Revenue growth was primarily driven by continued strong leasing activity, as our average leased portfolio grew to 29,717 homes for the first quarter of 2015, compared to 18,997 homes for the first quarter of 2014.

NOI from leased properties increased 60.1% to $76.5 million for the first quarter of 2015, compared to $47.7 million for the first quarter of 2014. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties.

Core FFO was $41.9 million, or $0.16 per FFO share, for the first quarter of 2015, compared to $28.1 million, or $0.12 per FFO share, for the first quarter of 2014.

Net loss totaled $8.3 million for the first quarter of 2015, compared to a net loss of $6.9 million for the first quarter of 2014.

NOI, FFO and Core FFO are supplemental non-GAAP financial measures. Reconciliations to GAAP measures are provided in a schedule accompanying this press release.

Portfolio

As of March 31, 2015, the Company had 31,183 leased properties, an increase of 2,933 properties from December 31, 2014. As of March 31, 2015, the leased percentage for properties that have been rent-ready for more than 90 days or initially leased after completing renovations was 93.4%, compared to 92.8% as of December 31, 2014.

Investments

During the first quarter of 2015, the Company’s total portfolio grew by 1,989 homes to 36,588 homes as of March 31, 2015, compared to 34,599 homes as of December 31, 2014.

Capital Activities and Balance Sheet

In March 2015, the Company raised $552.8 million in gross proceeds through the issuance and sale of single-family rental pass-through certificates that represent beneficial ownership interests in a loan secured by 4,661 homes transferred to an affiliate from the Company’s portfolio of single-family properties. The offering had a duration-adjusted weighted-average coupon rate of 4.14% for a 30 year term, with an anticipated repayment date after ten years.

As of March 31, 2015, the Company had total outstanding debt of $2.2 billion with a weighted-average interest rate of 3.72% and a weighted-average term to maturity of 13.4 years. The Company’s $800 million credit facility, which bears interest at LIBOR plus 275 basis points, had an outstanding balance of $45.0 million at the end of the quarter, with available capacity of $755 million.

Additional information

A copy of the Company’s First Quarter 2015 Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com.  This information has also been furnished to the SEC in a current report on Form 8-K.

Conference Call

A conference call is scheduled on Friday, May 8, 2015, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended March 31, 2015, and to provide an update on its business. The domestic dial-in number is (877) 705-6003 (for U.S. and Canada) and the international dial-in number is (201) 493-6725 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through May 22, 2015, by calling (877) 870-5176 (U.S. and Canada) or (858) 384-5517 (international), replay passcode number 13606877#, or by using the link at www.americanhomes4rent.com, under “For Investors.”

About American Homes 4 Rent

American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of March 31, 2015, we owned 36,588 single-family properties in selected submarkets in 22 states.

Forward-Looking Statements

This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that we have a continuing significant opportunity to acquire quality single-family homes and to experience high tenant retention and rental rate increases. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s subsequent filings with the SEC.

Non-GAAP Financial Measures

This press release and the First Quarter 2015 Supplemental Information Package include FFO, Core FFO and NOI, which are non-GAAP financial measures. We believe these measures are helpful in understanding our financial performance and are widely used in the REIT industry. Because other REITs may not compute these financial measures in the same manner, FFO, Core FFO and NOI may not be comparable among REITs. In addition, FFO, Core FFO and NOI are not substitutes for net income / (loss) or cash flow from operations, as defined by GAAP, as measures of our liquidity, operating performance or ability to pay dividends. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the First Quarter 2015 Supplemental Information Package.

American Homes 4 Rent

Consolidated Balance Sheets

(Amounts in thousands, except share data)

	March 31, 2015	December 31, 2014
	(Unaudited)
Assets
Single-family properties:
Land	$1,166,186	$1,104,409
Buildings and improvements	5,117,269	4,808,706
Single-family properties held for sale	5,428	3,818
	6,288,883	5,916,933
Less: accumulated depreciation	(251,528)	(206,262)
Single-family properties, net	6,037,355	5,710,671
Cash and cash equivalents	115,693	108,787
Restricted cash	86,446	77,198
Rent and other receivables, net	11,289	11,009
Escrow deposits, prepaid expenses and other assets	114,179	118,783
Deferred costs and other intangibles, net	65,267	54,582
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,655	120,655
Total assets	$6,576,550	$6,227,351

Liabilities
Credit facility	$45,000	$207,000
Asset-backed securitizations	2,068,389	1,519,390
Secured note payable	51,417	51,644
Accounts payable and accrued expenses	141,382	149,706
Amounts payable to affiliates	2,609	—
Contingently convertible Series E units liability	70,219	72,057
Preferred shares derivative liability	57,840	57,960
Total liabilities	2,436,856	2,057,757

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares, $0.01 par value per share, 450,000,000 shares authorized, 210,852,089 and 210,838,831 shares issued and outstanding at March 31, 2015, and December 31, 2014, respectively	2,108	2,108
Class B common shares, $0.01 par value per share, 50,000,000 shares authorized, 635,075 shares issued and outstanding at March 31, 2015, and December 31, 2014	6	6
Preferred shares, $0.01 par value per share, 100,000,000 shares authorized, 17,060,000 issued and outstanding at March 31, 2015, and December 31, 2014	171	171
Additional paid-in capital	3,618,769	3,618,207
Accumulated deficit	(198,526)	(170,162)
Accumulated other comprehensive loss	(229)	(229)
Total shareholders’ equity	3,422,299	3,450,101

Noncontrolling interest	717,395	719,493
Total equity	4,139,694	4,169,594

Total liabilities and equity	$6,576,550	$6,227,351

American Homes 4 Rent

Consolidated Statements of Operations

(Amounts in thousands, except share data)

	For the Three Months
	Ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Revenues:
Rents from single-family properties	$120,680	$73,761
Fees from single-family properties	1,331	1,358
Tenant charge-backs	8,372	1,890
Other	1,365	269
Total revenues	131,748	77,278

Expenses:
Property operating expenses
Leased single-family properties	53,930	29,266
Vacant single-family properties and other	5,972	9,043
General and administrative expense	6,131	5,074
Interest expense	15,670	1,502
Noncash share-based compensation expense	696	532
Acquisition fees and costs expensed	5,908	452
Depreciation and amortization	53,664	35,131
Total expenses	141,971	81,000

Remeasurement of Series E units	1,838	(2,756)
Remeasurement of Preferred shares	120	(457)

Net loss	(8,265)	(6,935)

Noncontrolling interest	3,956	3,620
Dividends on preferred shares	5,569	3,121

Net loss attributable to common shareholders	$(17,790)	$(13,676)

Weighted-average shares outstanding—basic and diluted	211,481,727	185,504,294

Net loss attributable to common shareholders per share—basic and diluted	$(0.08)	$(0.07)

Non-GAAP Financial Measures

Funds from Operations and Core Funds from Operations

The following is a reconciliation of net loss attributable to common shareholders to FFO and Core FFO for the three months ended March 31, 2015 and 2014 (amounts in thousands, except share and per share data):

	For the Three Months Ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Net loss attributable to common shareholders	$(17,790)	$(13,676)
Adjustments:
Noncontrolling interests in the Operating Partnership	3,869	3,715
Depreciation and amortization of real estate assets	51,204	33,827
Funds from operations	$37,283	$23,866
Adjustments:
Acquisition fees and costs expensed	5,908	452
Noncash share-based compensation expense	696	532
Remeasurement of Series E units	(1,838)	2,756
Remeasurement of Preferred shares	(120)	457
Core funds from operations	$41,929	$28,063
Weighted-average number of FFO shares (1)	265,758,371	239,127,560
FFO per weighted-average FFO share	$0.14	$0.10
Core FFO per weighted-average FFO share	$0.16	$0.12

(1)               Includes weighted-average common shares outstanding and assumes full conversion of all Operating Partnership units outstanding, including Class A units, which totaled 14,440,670 at March 31, 2015, and 13,787,292 at March 31, 2014, as well as 31,085,974 Series C units, 4,375,000 Series D units and 4,375,000 Series E units at March 31, 2015 and 2014.

FFO is a non-GAAP measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO is a non-GAAP financial measure that we use as a supplemental measure of our performance.  We compute Core FFO by adjusting FFO for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of properties with existing leases, (2) noncash share-based compensation expense and (3) noncash fair value adjustments associated with remeasuring our Series E units liability and Preferred shares derivative liability to fair value.

We present FFO and FFO per FFO share because we consider FFO to be an important measure of the performance of real estate companies, as do many analysts in evaluating our Company.  We believe that FFO is a helpful measure of a REIT’s performance since FFO excludes depreciation, which is included in computing net income and assumes that the value of real estate diminishes predictably over time.  We believe that real estate values fluctuate due to market conditions and in response to inflation.

We also believe that Core FFO and Core FFO per FFO share are helpful to investors as supplemental measures of the operating performance of our Company as they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO and Core FFO are not a substitute for net cash flow provided by operating activities or net loss per share, as determined in accordance with GAAP, as a measure of our liquidity, operating performance or ability to pay dividends.  FFO and Core FFO also are not necessarily indicative of cash available to fund future cash needs.  Because other REITs may not compute FFO and Core FFO in the same manner, FFO and Core FFO may not be comparable among REITs.

Reconciliation of Net Operating Income to Net Loss

NOI is a supplemental non-GAAP financial measure that we define as rents and fees from single-family properties and tenant charge-backs, less property operating expenses for leased single-family properties. NOI excludes remeasurement of preferred shares, remeasurement of Series E units, depreciation and amortization, acquisition fees and costs expensed, noncash share-based compensation expense, interest expense, general and administrative expense, property operating expenses for vacant single-family properties and other, and other revenues.

We consider NOI to be a meaningful financial measure because we believe it is helpful to investors in understanding the operating performance of our leased single-family properties. It should be considered only as a supplement to net income / (loss) as a measure of our performance. NOI should not be used as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions. NOI also should not be used as a substitute for net income / (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

The following is a reconciliation of NOI to net loss as determined in accordance with GAAP (amounts in thousands):

	For the Three Months Ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Net loss	$(8,265)	$(6,935)
Remeasurement of Preferred Shares	(120)	457
Remeasurement of Series E units	(1,838)	2,756
Depreciation and amortization	53,664	35,131
Acquisition fees and costs expensed	5,908	452
Noncash share-based compensation expense	696	532
Interest expense	15,670	1,502
General and administrative expense	6,131	5,074
Property operating expenses for vacant single-family properties and other	5,972	9,043
Other revenues	(1,365)	(269)
Net operating income	$76,453	$47,743

Contact:

American Homes 4 Rent

Investor Relations

Phone: (855) 794-2447

Email: investors@ah4r.com